U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: July 11, 2006


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


 British Columbia, Canada              0-50367                 98-0359306
(State or other jurisdiction     (Commission file no.)        (IRS Employer
       of Incorporation)                                  Identification No.)


                              1307 Venables Street
                  Vancouver, British Columbia, Canada, V5L 2G1
                    (Address of Principal Executive Offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

Appointment of Two Directors to Board of Directors

         On July 11, 2006, the board of directors of Naturally Advanced Technologies, Inc., a corporation organized under the laws of the Province of British Columbia (the "Company"), pursuant to written unanimous consent, appointed Peter Moore and Miljenko Horvat as members to the board of directors of the Company effective as of July 11, 2006.

         Mr. Moore has been on the Advisory Board of the Company since October 2004. We consider Mr. Moore to be one of the top branding and design experts in the industry. He has over twenty years of footwear and apparel experience, including design and development, involving Nike, Adidas and several other prominent brands and concepts in sportswear history. His roles have included creative director at Nike (Air Jordan, Nike Air ). He was one of two individuals responsible for creation of the Air Jordan concept during the mid-1980's after which he subsequently left with a colleague to form Sports Inc. a sports marketing company in Portland, Oregon. Mr. Moore was also previously the chief executive officer didas North America and worldwide creative director of adidas AG.

         Mr. Horvat has over twenty years of experience in the investment banking and private investing industry. Mr. Horvat currently is the President of Horvat Capital Corp., a Vancouver-based investment firm. Mr Horvat's duties include sourcing and managing leverage buyout transactions throughout Canada on behalf of The Riverside Company, a private equity firm that has over $1.5 billion under management involving investments in industry segment-leading companies with enterprise values between $15,000,000 and $150,000,000. Previously, Mr. Horvat was the president and chief executive officer of NewspaperDirect, Inc., a corporation based in New York and Vancouver, Canada, which is an Internet based, print on demand distributor of daily newspapers. While at NewspaperDirect, Inc., Mr. Horvat was responsible for raising a total of $12,500,000 in funding, establishing relationships with 185 publishers of daily newspapers around the world, expanding market presence to 65 countries, implementing a radical restructuring in response to market conditions during 2001, and growing revenues of 450% in twelve months resulting in sales for fiscal year 2003 of $1,500,000. Mr. Horvat's prior experience also includes employment at Citicorp as managing director, Russia Direct Equity, and at Citibank, Russia, where he led the creation of Citibank's full service commercial banking operations in Russia. Mr. Horvat is also a member of the Advisory Board of the Maurice Young Center for Entrepreneurship. He earned an M.A. in International Relations at Yale University and a B.A. in Political Science from Zagreb University.

         As of the date of this Report, the Company does not have any contractual arrangements with either Mr. Moore or Mr. Horvat.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

     99.1 Press Release of Naturally Advanced Technologies, Inc. dated July __, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NATURALLY ADVANCED TECHNOLOGIES, INC.


 Date: July 18, 2006                      By:   /s/ JERRY KROLL
                                              ----------------------------------
                                                    Jerry Kroll
                                                    Chief Executive Officer